EXHIBIT 16.1(a)

August 19, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Attitude Drinks Incorporated

File No.  000-52904

Commissioners:

We have read Item 4.01 of Attitude Drinks Incorporated, Inc.’s Form 8-K dated August 19, 2014, and we agree with such statements insofar as they relate to our firm.

/s/ Thomas, Howell, Ferguson, P.A